PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	November 1,	November 2,	November 1,	November 2,
	2009	2008	2009	2008
Net sales	$94,677	$103,306	$361,353	$422,548
Costs and expenses:
Cost of sales	(77,660)	(85,354)	(304,282)	(349,841)
Selling, general and administrative	(10,166)	(11,547)	(41,162)	(55,167)
Research and development	(3,768)	(4,327)	(15,423)	(17,475)
Consolidation, restructuring and related charges	(811)	(510)	(13,557)	(510)
Impairment of goodwill and long-lived assets	-	-	(1,458)	(205,408)
Gain on sale of facility	2,034	-	2,034	-
Operating income (loss)	4,306	1,568	(12,495)	(205,853)
Other income (expense), net	(1,765)	24	(24,609)	(6,316)
Income (loss) before income taxes and minority interest	2,541	1,592	(37,104)	(212,169)
Income tax (provision) benefit	(1,398)	(1,438)	(4,323)	2,778
Income (loss) before minority interest	1,143	154	(41,427)	(209,391)
Minority interest	98	81	(483)	(1,374)
Net income (loss)	$1,241	$235	$(41,910)	$(210,765)

Earnings (loss) per share:
Basic	$0.03	$0.01	$(0.97)	$(5.06)
Diluted	$(0.11)	$0.01	$(0.97)	$(5.06)

Weighted average number of common shares outstanding:
Basic	47,522	41,703	43,210	41,658
Diluted	48,907	41,996	43,210	41,658